As filed with the Securities and Exchange Commission on February 27, 2001.
                                                   Registration No. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 Instanet, Inc.
                 (Name of small business issuer in its charter)

           Nevada                           3578                   84-1575085
 ------------------------------   ---------------------------    ---------------
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number)     I.D. Number)

                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120
                                 (303) 794-9450
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)

                       26 West Dry Creek Circle, Suite 600
                            Littleton, Colorado 80120
                    -----------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

                        National Registered Agents, Inc.
                       1100 East William Street, Suite 207
                            Carson City, Nevada 89701
                                 (775) 841-0644
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                               Gary A. Agron, Esq.
                           5445 DTC Parkway, Suite 520
                           Greenwood Village, CO 80111
                                 (303) 770-7254
                               Fax (303) 770-7257

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ X ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                                CALCULATION OF REGISTRATION FEE


                                                                Proposed           Proposed
                                                                 Maximum            Maximum          Amount of
Title of  Each Class of                    Amount to         Offering Price        Aggregate       Registration
Securities to be Registered             Be Registered           Per Share        Offering Price         Fee
---------------------------             -------------           ---------        --------------         ---

Common Stock, $.001 par value          1,850,000 shares           $1.00            $1,850,000           $491



     This registration statement registers the sale of 500,000 shares of common stock by Instanet, Inc. at $1.00 per share and the resale of 1,350,000 shares of common stock offered by our two selling stockholders, valued at $1.00 per share.

     In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

     The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. These estimates were calculated based on the offering price of $1.00 per share for the 500,000 shares of common stock which we are offering to the public.

     We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to completion. Dated February 27, 2001


                        1,850,000 shares of common stock


                                 INSTANET, INC.

     We are offering a minimum of 150,000 shares and a maximum of 500,000 shares of our common stock for sale at $1.00 per share on a best-efforts basis for a maximum period of 90 days from the date of this prospectus and without the assistance of an underwriter. We will close the offering the earlier of the date all of the 500,000 shares are sold or 90 days from the date of this prospectus unless extended by us for up to an additional 60 days. In addition, following our offering of up to 500,000 shares, our two selling stockholders will offer for sale up to 1,350,000 shares of our common stock held by them at then prevailing market prices. Until we sell 150,000 shares, all the proceeds from the sale of shares sold by us will be deposited in an escrow account at Key Bank, Denver, Colorado. In the event the minimum 150,000 shares are not sold, all funds will be promptly returned to subscribers without interest or deduction.

     The selling stockholders may not offer their shares for sale until we close our 500,000 shares offering and our common stock is listed for trading on the Nasdaq Over-the-Counter Electronic Bulletin Board Trading System.

     There is no public market for our common stock and no assurance that a market will develop.

     Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 6.


                                            Commissions
                      Offering             and Discounts         Net Proceeds
                      --------             -------------         ------------

Per Share               $1.00                  $ 0                  $1.00
Minimum               $150,000                 $ 0                 $150,000
Maximum               $500,000                 $ 0                 $500,000

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is ____________, 2001.

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

About this Prospectus .............................................      3
Summary ...........................................................      3
Risk Factors ......................................................      6
Use of Proceeds ...................................................     10
Dilution ..........................................................     11
Capitalization ....................................................     12
Selected Financial Data ...........................................     13
Management's Discussion and Analysis of
  Financial Condition and Results of Operations ...................     14
Business ..........................................................     15
Management ........................................................     20
Principal Stockholders ............................................     23
Selling Stockholders ..............................................     23
Plan of Distribution ..............................................     26
Related Party and Other Material Transactions .....................     27
Description of Capital Stock ......................................     27
Shares Eligible for Future Sale ...................................     28
Experts ...........................................................     28
Legal Matters .....................................................     28
Where You Can Find More Information ...............................     29
Financial Statements ..............................................     F-1


     No dealer, salesman or other person has been authorized to give any information or to make any representations other than contained in this prospectus in connection with the offering described here, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered by this prospectus to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since this date.

     Until _________________ , 2001 (90 days after the date of this prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus as we have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted.

                                     SUMMARY

     This summary highlights material information regarding our company and the offering contained in this prospectus. You should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision.

Business.

     In February 2001 we entered into a Master Agency Agreement with KeyCom, Inc. which developed, and now operates under the trade name XTRAN, an electronic system for transferring funds from one location to another. Currently, XTRAN initiates funds transfer from approximately 200 remittance locations in New York and Florida and electronically transfers the funds to any of the approximately 2,100 payout locations in Jamaica, Mexico and Central America.

     Under the Master Agency Agreement, we obtained the exclusive right to initiate funds transfers from a Web site we are developing to any XTRAN payout location. We also have the right to earn fees from Key Com for obtaining additional XTRAN remittance locations worldwide.

     We are a development stage enterprise and have not commenced operations or generated any revenue. We intend to use the proceeds of the offering to complete the development of our Web site for funds transfers and to begin soliciting XTRAN remittance locations in Florida.

Strategy.

     Our strategy is to:

o    Complete the development of our funds transfer Web site;

o Direct our Web site marketing specifically to concentrated populations of expatriates whose countries of origin contain multiple XTRAN payout locations;

o Solicit XTRAN remittance locations first in Florida and then in other U.S. and foreign locations;

o Direct our remittance location marketing efforts to retail chain store operators; and

o Offer Web based funds transfer services at rates below those of our competitors.

History.

     We were incorporated in Nevada in January 2001. Our offices are located at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120, and our telephone number is (303) 794-9450.

Plan of Distribution.

     We are offering a minimum of 150,000 shares and a maximum of 500,000 shares on a best-efforts basis directly to the public through our officers and directors. All subscriber funds will be held in escrow until at least 150,000 shares are sold. If 150,000 shares are not sold by us during the selling period, we will return subscriber funds without interest or deduction.

The Offering.

Securities offered by us:                      500,000 shares of common stock.

Securities offered by the
 selling stockholders:                         1,350,000 shares of common stock.

Common stock outstanding prior to offering:    1,350,000 shares of common stock.

Common stock outstanding after the offering:   1,850,000 shares of common stock.

Use of proceeds:                               Development of our Web site,
                                               repayment of loans from officers,
                                               establishment of remittance
                                               locations, marketing, and
                                               working capital.

Proposed Bulletin Board symbol:                "INET"

     Our shares outstanding do not include up to 125,000 shares issuable upon exercise of stock options issued under our 2001 Stock Option Plan.

Description of Selling Stockholders.

     Through this prospectus, we are also registering for resale up to 1,350,000 shares of our common stock held by our two selling stockholders who acquired their shares upon our organization in January 2001.

Forward-Looking Statements.

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section below as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                             SUMMARY FINANCIAL DATA

     The following summary of our financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and related notes included elsewhere in this prospectus.

Statement of Operations Data:
                                                   Period from inception
                                                   (January 9, 2001) to
                                                      January 31, 2001
                                                      ----------------
Total costs and expenses                                   $ 0
Net (loss)                                                 $ 0
Net (loss) per share                                       $ 0
Weighted average number of shares
  of common stock outstanding                           1,350,000

                               Balance Sheet Data:

     The as adjusted information below gives effect to the sale of the minimum and maximum shares and receipt of the net proceeds from the sale.


                                                         Minimum As Adjusted         Maximum As Adjusted
                                                          January 31, 2001            January 31, 2001
                               At January 31, 2001          (Unaudited)                  (Unaudited)
                               -------------------       -------------------        --------------------
Cash and cash equivalents          $    3,334               $  70,000                    $  420,000
Total assets                       $   30,000               $  70,000                    $  420,000
Total liabilities                  $        0               $       0                    $        0
Stockholders' equity               $   30,000               $  70,000                    $  420,000



                                  RISK FACTORS

     The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our company, our business prospects and an investment in our shares of common stock.

We cannot assure you that we will be profitable and may need additional capital.

     Our limited operating history, lack of revenue to date and the uncertainty of the electronic funds transfer market in which we intend to operate, make any prediction of our future results of operations difficult or impossible. We expect to increase considerably our operating expenses in the future, particularly expenses to develop our funds transfer Web site and for marketing. We do not expect that our revenue will cover these expenses. As a result, we expect to incur significant losses and expect that we will need to raise additional capital. We cannot assure that we will be able to raise additional capital and we do not know what the terms of any such capital raising would be. Any future sale of our equity securities would dilute the ownership and control of our stockholders and could be at prices substantially below the offering price. Our inability to raise capital could require us to significantly curtail our operations.

     We have not generated any revenue or incurred any expenses since our inception on January 9, 2001 through January 31, 2001. In order to achieve profitability, we must complete the development of and market our funds transfer Web site. We cannot assure you that our Web based funds transfer business will ever achieve broad market acceptance, profitability or positive operating cash flow.

We are completely dependent upon KeyCom for our funds transfer business.

     We have an exclusive license with KeyCom to market its electronic funds transfer system through the Internet and a non-exclusive right to be compensated for merchant remittance locations we obtain for KeyCom. Should KeyCom elect not to honor its exclusive agreement with us or cease its electronic funds transfer operations, we would be unable to continue in that business. Moreover, we can only market our Web based transfers of funds to destinations in which Key Com has already contracted for payout locations. Accordingly, should KeyCom fail to obtain a significant number of such payout locations, our business will be extremely limited.

We have received a going concern opinion from our auditors.

     In their audit report dated February 9, 2001 our auditors indicated that there was substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependent upon our obtaining additional financing for our operations. We cannot assure that we will be able to do so.

We have not completed the development of our funds transfer Web site and cannot assure that we will be able to do so in the future.

     Our funds transfer Web Site is not yet operational and we can give no assurance that it will become operational in the future. Our inability to cause our Web site to become operational would significantly reduce any anticipated revenue.

We face intense competition in the funds transfer industry which could reduce our revenue and earnings.

     The funds transfer industry is intensely competitive with two multinational companies dominating the business. While no company has as yet initiated Web based funds transfers, either of these two companies as well as other well established smaller competitors could enter the Web based business. Moreover, there can be no assurances that customers will elect to use Web based funds transfers. In either event, this competition is likely to reduce any future revenue we might generate and reduce any earnings we might otherwise report.

We depend on key personnel and could be affected by the loss of their services because of the limited number of qualified people in our industry.

     Competition for qualified employees in the Internet services and electronic funds transfer industries is intense and there are a limited number of people with knowledge of and experience in either industry. The process of locating personnel with the skills required to carry out our strategies may be lengthy and costly. We do not have employment agreements with any of our executive officers nor do we carry key man insurance on their lives. Our success depends to a significant degree upon our ability to attract and retain qualified management, technical, marketing and sales personnel and upon the continued contributions of such people. Any of our employees may voluntarily terminate their employment with us at any time. We cannot assure you that we will be successful in attracting and retaining qualified executives and personnel. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on our business, operating results and financial condition.

Rapid technological change could negatively affect our business.

     Rapidly changing technology and frequent new product and service introductions characterize the market for Internet and electronic funds transfer companies. Our future success will depend on our ability to maintain one of the fastest and most secure Web site for funds transfers in response to other competitive product offerings. Our efforts in these areas may not be successful.

Our business model is new, unproven and changing.

     Our business model consists of using the Internet to originate funds transfers. To our knowledge, no other company has attempted to institute this business model and we can give no assurance that customers will find these services attractive compared to current funds transfer systems. Even if customers accept our funds transfer arrangements we cannot assure that the costs of marketing to funds transfer customers will allow us to earn a profit.

     We have not yet launched our funds transfer Web site and therefore, you should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving Internet market. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the successful application of our business model. To address these risks, we must, among other things:

o    Develop customers;

o    Enhance our brand recognition;

o    Successfully implement our business and marketing strategy;

o    Respond effectively to competitive and technological developments; and

o    Attract and retain qualified personnel.

Shares of our common stock which are eligible for sale by our stockholders may decrease the price of our common stock.

     Upon completion of the offering, we will have 1,850,000 shares outstanding comprised of 500,000 shares offered to investors by this prospectus and 1,350,000 registered for sale by our two stockholders. Accordingly, all 1,850,000 shares will be freely tradeable as of the date of this prospectus. If our selling stockholders or any other holders sell substantial amounts of our common stock, then the market price of our common stock could decrease.

There is no trading market for our common stock.

     Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We have applied for listing on the Nasdaq Over-the-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

o    The lack of readily available price quotations;

o The absence of consistent administrative supervision of "bid" and "ask" quotations;

o    Lower trading volume; and

o    Market conditions.

     In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.



Because our common stock is likely to be classified as "penny stock," trading will be limited, and our stock price could decline.

     Because our common stock is likely to fall under the definition of "penny stock," trading in our common stock, if any, is expected to be limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving our common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock.

     "Penny stocks" are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange; included for quotation on the Nasdaq system; or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation for less than three years must have net tangible assets of at least $5,000,000.

     Rules promulgated by the Securities and Exchange Commission under Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents, including:

o A standardized risk disclosure document identifying the risks inherent in investment in penny stocks;

o All compensation received by the broker-dealer in connection with the transaction;

o    Current quotation prices and other relevant market data; and

o Monthly account statements reflecting the fair market value of the securities. In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.

     In addition, under the Exchange Act and its regulations, any person engaged in a distribution of shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during the applicable "cooling off" periods prior to the commencement of this distribution.

Our preferred stock may make a third-party acquisition of our company more difficult.

     Our articles of incorporation authorize our Board of Directors to issue up to 5,000,000 shares of preferred stock having such rights as may be designated by our Board of Directors, without stockholder approval. This issuance of preferred stock could inhibit a change in control by making it more difficult to acquire the majority of our voting stock.

We do not anticipate paying dividends.

     We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. Any dividends which we may pay in the future will be at the discretion of our Board of Directors and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth.

                                 USE OF PROCEEDS

     The net proceeds of the offering after payment of all expenses will be $110,000 if the minimum 150,000 shares are sold, and $460,000 if all 500,000 shares are sold. These net proceeds reflect offering expenses previously paid by us in the amount of $70,000. We expect to use the net proceeds over a six-month period, approximately as follows:

Purpose                                       Minimum              Maximum
-------                                       -------              -------

Development of our Web site                  $ 10,000              $ 10,000
Repayment of loans from officers             $ 40,000              $ 40,000
Establish remittance locations               $ 10,000              $ 50,000
Marketing expenses                           $ 45,000              $200,000
Working capital                              $ 5,000               $160,000

TOTALS                                       $110,000              $460,000


     Proceeds not immediately needed will be invested in bank certificates of deposit, treasury bills, insured bank deposits or similar investments.

     We will not receive any proceeds from the sale of up to 1,350,000 shares of our common stock being offered by our two selling stockholders.

                                    DILUTION

     At January 31, 2001, the net tangible book value of our outstanding shares of common stock was $30,000, or $.02 per share. "Net tangible book value" per share represents the total amount of our tangible assets, less the amount of our liabilities, divided by the number of shares of common stock outstanding. Without taking into account any changes in net tangible book value after January 31, 2001, other than to give effect to the sale of all 500,000 shares of common stock offered at the public offering price of $1.00 per share, less estimated costs of the offering, our net tangible book value at January 31, 2001, would have been $420,000, or approximately $.23, per share. This represents an immediate increase in net tangible book value of $.21 per share of common stock to our existing stockholders, and an immediate dilution of $.77 per share to new investors at January 31, 2001.

     "Dilution" per share represents the difference between the price to be paid by the new stockholders and the net tangible book value per share of common stock immediately after this offering. The following table illustrates this per share dilution.

                                                                   January 31, 2001
                                                                   ----------------

Initial public offering price per share:                                          $1.00
  Net tangible book value per share before
    the offering:                                                $.02
  Increase in net tangible book value per share
    attributable to new investors purchasing
    in the offering:                                             $.21
Net tangible book value per share after the offering:                             $ .23
Dilution per share to new investors:                                              $ .77
Dilution as a percentage of the per share purchase price:                            77%


     The following table sets forth the number of shares of common stock purchased, assuming all 500,000 shares are sold, the total consideration paid, before the deduction of offering expenses, and the average price per share paid by our existing stockholders as of January 31, 2001, and new investors purchasing the shares of common stock offered:

                                     Shares Purchased                 Total Consideration        Average Price
                                     ----------------                 -------------------
                                 Number         Percentage        Amount         Percentage       Per Share
                                 ------         ----------        ------         ----------       ---------

New investors                    500,000           27%           $500,000           94%             $1.00
Existing stockholders          1,350,000           73%           $ 30,000            6%             $ .02
                               ---------          ----           --------          ----
                    Totals:    1,850,000          100%           $530,000          100%
                               =========          ====           ========          ====

                                 CAPITALIZATION

     The following table sets forth our actual and as adjusted capitalization as of January 31, 2001, after deducting commissions and estimated offering expenses. As adjusted capitalization reflects the sale of the maximum 500,000 shares of common stock offered by us at an offering price of $1.00 per share and the application of the net proceeds. You should carefully read our financial statements and related notes included elsewhere in this prospectus.

                                                                January 31, 2001
                                            January 31, 2001      (As Adjusted)
                                            ----------------      -------------
Long-term liabilities                             $ 0                  $ 0
Common Stock, $.001 par value,
    50,000,000 shares authorized,
    1,350,000 shares outstanding,
    1,850,000 shares outstanding,
      as adjusted                               $ 1,350             $ 1,850
Preferred stock, $.001 par value,
    5,000,000 shares authorized,
      no shares issued                            $ 0                  $ 0
Additional paid-in-capital                      $28,650             $418,150
Accumulated deficit                               $ 0                 $ 0
         Total stockholders' equity             $30,000             $420,000
                                                -------             --------
         Total capitalization                   $30,000             $420,000
                                                =======             ========

                             SELECTED FINANCIAL DATA

The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statement and related notes included elsewhere in this prospectus.

Statement of operations data:
                                                     Period from January 9, 2001
                                                    (date of inception) through
                                                            January 31, 2001
                                                     ---------------------------
Total costs and expenses                                        $ 0
Operating loss                                                  $ 0
Net loss                                                        $ 0
                                                                ===
Net loss per share                                              $ 0
                                                                ===
Weighted average number of shares
  of common stock outstanding                                1,350,000
                                                             =========

Balance Sheet data:
                                                                 As of
                                                           January 31, 2001
                                                           ----------------
   Cash and cash equivalents                                    $ 3,334
   Total assets                                                 $30,000
   Total liabilities                                              $ 0
   Stockholders' equity                                         $30,000

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS

     The following contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. This discussion should be read in conjunction with our audited financial statements and notes included elsewhere in this prospectus.

Results of Operations.

     Period from inception (January 9, 2001) to January 31, 2001.

     We commenced operations on January 9, 2001. From January 9, 2001 through January 31, 2001, we reported neither revenue nor expense. Subsequent to January 31, 2001, we incurred expenses in connection with organizing our company, entering into our agreement with KeyCom and preparing this prospectus. All of our expenses were paid in cash.

Liquidity and Capital Resources.

     To date we have not generated any revenue from operations. Funds used in our organizational activities were provided in the form of a $30,000 equity investment and a $40,000 loan from our two stockholders. The loans are evidenced by promissory notes bearing interest at 10% per annum and are due the earlier of completion of the offering or March 31, 2002.

     We expect to need additional funds to finance the further development of our cash transfer business, in addition to the funds which may be generated from this offering. However, there can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

                                    BUSINESS

Current Operations.

     In February 2001 we entered into a Master Agency Agreement with Key Com, Inc. which developed, and now operates under the trade name XTRAN, an electronic system for transferring funds from one location to another. Currently, XTRAN initiates funds transfer from approximately 200 remittance locations in New York and Florida and electronically transfers the funds to any of the 2,100 payout locations in Jamaica, Mexico and Central America.

     Under the Master Agency Agreement, we obtained the exclusive right to initiate funds transfers from a Web site we are developing to any XTRAN payout location. We also have the right to earn fees from KeyCom for obtaining additional XTRAN remittance locations worldwide.

     We are a development stage enterprise and have not commenced operations or generated any revenue. We intend to use the proceeds of the offering to complete the development of our Web site for funds transfers and to begin soliciting XTRAN remittance locations in Florida.

XTRAN

     KeyCom developed XTRAN as an innovative method for transferring cash by electronic means, which KeyCom believes offers significant technological and cost advantages over traditional funds transfer systems currently used by market leading competitors such as Western Union and MoneyGram.

     XTRAN's electronic transfer system employs specially programmed point of sale terminals, which are the terminals that read credit cards or ATM cards at the cash register. XTRAN transfers cash instantaneously, as compared to the bank wire systems used by competitors. XTRAN transfers are simple and secure, allowing funds transfer clerks to be quickly trained.

     XTRAN's funds transfer system is also user friendly. The person originating the funds transfer, often referred to as the remitter, tenders cash or a credit card, the clerk programs numbers into the XTRAN terminal, a receipt is generated and the funds are available nearly instantly at the receiving payout destination point, directed solely by pin number and transaction number, to the person entitled to receive the funds. The user also receives a free 2-minute telephone card to arrange for funds pick-up with the recipient. The simple tasks performed by the XTRAN terminal operator at a typical retail location set into motion the following series of computer-driven processes that make XTRAN work seamlessly:

o    The receiving point is notified;

o The system that accomplishes the withdrawal and transfer of funds is alerted;

o Cash is withdrawn from the sending location and transferred to central banking locations for electronic re-transmittal;

o Cash is then transmitted from central banking locations to the proper receiving accounts;

o Fees are identified for payment through the XTRAN distribution system; and oab Transfers are tracked through secure Internet routing.

     Consumers sending expatriate remittance funds to their country of origin and individuals without bank accounts are the two largest segments of repetitive funds transfer customers. The Federal Reserve Board of Governors estimates that approximately 15% of families in the United States do not have checking accounts. A large portion of individuals without bank accounts remit funds regularly through cash transfers to relatives in their countries of origin.

     KeyCom has elected to concentrate its initial funds transfer marketing efforts to specific targeted expatriate populations. Initially, KeyCom selected the Latin American and Caribbean markets as the two markets best suited for its initial marketing emphasis. This market is large, approximately $23 billion in annual funds transfers, easy to identify and reach, and offers numerous opportunities to establish strategic alliances with existing retail chains in the target remittance and payout markets. KeyCom has further focused its initial marketing efforts on expatriates from Jamaica, Cuba and Mexico with the following results:

     According to the Bank of Jamaica, Jamaica represents one of the largest transmittal remittance markets from the United States, receiving over $650 million per year from conventional money transfer sources, such as bank transfers, Western Union and the like. Jamaicans in the United States have concentrated their populations in readily identifiable areas, such as specific neighborhoods in Queens, the Bronx and Brooklyn, New York, and Ft. Lauderdale, Florida. Other concentrated populations exist in Toronto, Canada and in various smaller locations throughout the United States. KeyCom has an exclusive agreement with Paymasters (Jamaica), LTD. which operates 51 utility payment locations on Jamaica to provide XTRAN payout services and has over 200 remittance terminals in Jamaican neighborhoods in New York and South Florida.

     According to Valores Panafin, S. A., a Costa Rican based financial services company, Mexicans living in the United States wire home over $12 billion per year. In Mexico, KeyCom has contracted with Gigante Mercados S. A., Dimex S.A. and Central de Communicaciones S.A. which operate in the aggregate over 1,100 retail locations throughout Mexico, to act as payout locations. KeyCom has also joined the Mexican American Grocer's Association, which has hundreds of retail member stores suitable for use as remittance locations in Southern California, Texas, New Mexico and Arizona, where Mexicans and Mexican-Americans concentrate.

     The existing market for funds transfers from expatriates to relatives in Cuba is estimated at $1.1 billion per year according to Valores Panafin. The heaviest concentration of Cuban expatriates live in the South Florida area. Key Com has contracted with Global Cash, S. A. which will provide over 500 payout locations through its relationships with banks in Cuba and with other retail locations in Nicaragua, El Salvador, Honduras and Costa Rica. U.S. originated funds transfers destined for Cuba must be routed through Central American locations to comply with U.S. regulations concerning doing business in Cuba.

Strategy.

     Our strategy is to:

o    Complete the development of our funds transfer Web site;

o Direct our Web site marketing specifically to concentrated populations of expatriates whose countries or origin contain multiple XTRAN payout locations;

o Solicit XTRAN remittance locations first in Florida and then in other U.S. and foreign locations;

o Direct our remittance location marketing efforts to retail chain store operators; and

o Offer Web based funds transfer services at rates below those of our competitors.

     We expect to complete the development of our Web site for funds transfer by the third quarter of 2001. Because we have limited funds, we intend to direct our initial marketing efforts to Internet users who are expatriates of countries served by XTRAN and who live in concentrated geographical locations where marketing is expected to be more cost effective. An example of this approach is our expected emphasis upon expatriates of Jamaica living in New York and Florida and expatriates of Mexico living in California and Texas.

     With respect to our rights to obtain new remittance locations for XTRAN, we intend to focus first on locations in Florida, followed by locations in other expatriate concentrated population centers such as New York, California and Texas. In this regard, we will direct our marketing to operators of retail store chains and to non-bank financial services companies in the U. S. and abroad in order to maximize our marketing budget.

     We expect that our costs of funds transfers will be less than those of our competitors which use traditional, manual, employee intensive systems. Accordingly, we expect to offer our funds transfer services at rates below those of our competitors.

Web Based Transfer of Funds.

     We are developing a Web site that will allow our customer to initiate, from the customer's computer, a funds transfer transaction to a specific recipient at a designated payout location within the XTRAN system. We will use the customer's credit card or ATM card and other identifying customer information in order to allow the customer to transfer the funds in a secure and encrypted environment. Because there are security considerations for Web based funds transfers, we are carefully considering the type of software that will be used and the methods we deploy.

     Our Web site will be designed to promote ease of use and is expected to be a less expensive alternative for executing a funds transfer transaction. Our Web site will also provide a directory of XTRAN payout locations so that the customer will have access to the address of a payout location close to the recipient. We intend to also provide a two minute phone card to be used by the customer to relay transaction and security code information to the recipient.

Our KeyCom Master Agency Agreement.

     Under our Master Agency Agreement with KeyCom, we obtained the exclusive right to originate funds transfers from our Web site to any payout location which accepts XTRAN funds transfers. Currently XTRAN has payout locations in Jamaica, Mexico and Central America. Under the agreement we receive a fee of 15% of the fee charged the customer by XTRAN to complete the funds transfer.

     Our Master Agency Agreement also entitles us to obtain on a non-exclusive basis remittance locations for XTRAN anywhere in the world on a non-exclusive basis. In such event, we are entitled to 9% of the fee charged by XTRAN for payouts outside the U.S. and 5% of XTRAN's fee for payouts within the U.S. We are also entitled to a fixed fee of $225 for each remittance location established by us for XTRAN, and a monthly fee of $3,000, cancellable by KeyCom on 30 days notice, to assist KeyCom in developing new Florida remittance locations. We employ one full-time employee in Florida to assist us in obtaining remittance locations.

     The agreement is not terminable by either party unless breached by the other party. We are not required to generate any minimum number or amount of Web based transactions in order to maintain our exclusive Internet funds transfer rights.

Marketing.

     We intend to reach prospective customers by targeting our advertising to the concentrated population centers in which these customers reside. Our advertising will include local and neighborhood foreign language newspapers, direct mailings and pamphlets distributed by local merchants. We may also use Web based advertising links and banners on Web sites and portals which appeal to our target customers, as well as affiliate programs and search engine listings. We will attempt to use key words and phrases for funds transfers in order to improve our placement ranks in search engines.

     With respect to our marketing to obtain remittance and payout locations, we intend to target U.S. and foreign chain stores which have the potential to serve as both remittance and payout locations. We will also target international financial service companies, including banks, that offer check cashing, prepaid telephone cards and prepaid cellular services to their customers. We will also market to retail grocery stores that offer non-bank financial services. We will focus primarily on merchants already selling products using an existing point of sale terminal rather than customers that require installation of new point of sale terminals.

Government Regulation.

     Various aspects of KeyCom's service areas are subject to federal and state regulation, which, depending on the nature of any non-compliance, may result in the suspension or revocation of any funds transfer license, as well as the imposition of civil fines and criminal penalties.

     Although many states license funds transfer companies and may require bonds or other forms of collateral, compliance with these laws is the responsibility of KeyCom, and not us. We simply act as a remittance merchant to KeyCom, similar to the retail stores which initiate funds transfers to payout locations. However, if KeyCom fails to comply with application laws or regulations and is prohibited from doing business in any state or market, we would be unable to originate funds transfers in these same locations.



Competition.

     The consumer money transfer services industry is large and intensely competitive. Although we are not aware of anyone offering a Web site to initiate funds transfers, we nevertheless will compete with the two multinational companies serving our industry, Western Union and MoneyGram, as well as smaller local and regional funds transfers companies. Western Union is a wholly-owned subsidiary of First Data Corporation, a public company, and MoneyGram is a wholly-owned subsidiary of Travelers Express Company, Inc., which in turn is a wholly-owned subsidiary of Viad Corp., a public company. These two companies have substantially longer operating histories, greater name recognition and financial resources than we. Moreover, our product offerings are small compared to the wide variety of products offered by Western Union, MoneyGram and others. However, we believe that the convenience of initiating funds transfers on the Internet, and the lower costs of our funds transfers, offer a competitive advantage.

Employees.

     As of February 19, 2001, we employed one full-time employee and one part-time employee along with our President and Vice President, who work part-time and are uncompensated.

Facilities.

     Our President provides us with 450 square feet of office space in his offices at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120 on a month to month basis at no cost to us.

                                   MANAGEMENT

Directors and Executive Officers.

     The following table sets forth information regarding our executive officers and directors:


       Name                       Age                        Office                       Officer/Director Since
       ----                       ---                        ------                       ----------------------
Earnest Mathis, Jr.                41      Chief Executive Officer, Chief Financial            January 2001
                                           Officer and Director
Van R. Perkins                     54      Vice President, Secretary and Director              January 2001
Michael G. Carpenter               44      Chief Technical Officer                             February 2001


     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. Our audit committee is composed of Messrs. Mathis and Perkins. Directors do not receive payment for attending Board meetings, but are reimbursed for out-of-pocket expenses.

     The following is a summary of the business experience of our two executive officers and directors:

     Earnest Mathis, Jr. has been President and a director of Inverness Investments, a privately held financial consulting company based in Denver, Colorado, since 1987. Since February 1998, Mr. Mathis has also been a manager of Amerigolf, LLC, a golf course development company. From January 1997 to March 1999, Mr. Mathis was President of Integrated Medical Services, Inc., a medical waste processor. He is a director of Vov Enterprises, Inc., Zedik Enterprises, Inc., Milestone Capital, Inc. and Care Concepts, Inc. all of which are inactive companies subject to SEC reporting requirements. Mr. Mathis attended Denver University where he studied finance.

     Van R. Perkins has been the President and Chief Executive Officer of Business Development Corporation, a privately held Colorado corporation, since 1985. Business Development Corporation is engaged in the business of investing in securities for its own account and in providing strategic financial consulting services.

     Michael G. Carpenter has been our Chief Technical Officer since February 2001. Since January 2000, Mr. Carpenter has been the Chief Executive Officer of Linux Wizardry, Inc., a software company that produces new products in the Linux and router areas. From July 1997 to January 2000, Mr. Carpenter was President of Internet Software Group, a firm specializing in the development of database-driven Web sites. In 1999 Mr. Carpenter was also employed by IBM in its voice synthesis software division. From October 1997 to December 1998, Mr. Carpenter was also employed by Motorola as a system administrator. From December 1994 to September 1997, Mr. Carpenter was President and founder of EmiNet Domain, Inc., a Web design and programming company.

Significant Employee

     Russell Pollock, age 38, has been our Locations Director since February 2001. From August 2000, until he joined us, Mr. Pollock was senior project manager for KeyCom. From June 1988 to July 2000, Mr. Pollock was employed by Vehicle Specialists as its Sales Manager.

Executive Compensation.

     None of our executive officers has received or currently receives compensation. We do not have employment agreements with any of our executive officers.

     Although we have developed a stock option plan, none of our executive officers or directors have been granted stock options under the plan.

Stock Option Plan.

     In February 2001, our stockholders adopted our 2001 Stock Option Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase up to an aggregate of 250,000 shares of common stock, consisting of both "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code") and "non-qualified" options. Incentive stock options are issuable only to employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees.

     The Plan is administered by our board of directors, which determines those individuals who are to receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option, and the option price.

     The per share exercise price of the common stock subject to an incentive stock option or non-qualified option may not be less than the fair market value of the common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option will be established by the board of directors. The aggregate fair market value, determined as of the date the option is granted, of the common stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $1,000,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of our stock is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee has three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the Plan must be granted within ten years from the effective date as amended of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. Options granted under the Plan may provide for the payment of the exercise price in cash or by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may possibly exercise all of his stock options with no additional investment other than his original shares.

     Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee becomes available once again for issuance. To date, we have granted 100,000 options under the Plan to Mr. Carpenter, one of our executive officers, and 25,000 options to an employee, exerciseable at $.25 per share.

Liability and Indemnification of Officers and Directors.

     Our Articles of Incorporation provides that our directors will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director for:

o An intentional breach of the director's fiduciary duty to our company or our stockholders;

o Acts or omissions by the director which involve intentional misconduct, fraud or a knowing violation of law; or

o    The payment of an unlawful dividend, stock purchase or redemption.

     Our Articles of Incorporation also require us to indemnify all persons whom we may indemnify pursuant to Nevada law to the full extent permitted by Nevada law.

     Our bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock owned, as of January 31, 2001, by:


o    Holders of more than 5% of our common stock;

o    Each of our directors; and

o    All of our directors and executive officers as a group.

     Each stockholder's address is in care of our company at 26 West Dry Creek Circle, Suite 600, Littleton, Colorado 80120.

                                               Number of            Percent of Common         Percent of Common
                                           Shares of Common            Stock Owned               Stock Owned
      Name of Beneficial Owner                Stock Owned           Prior to Offering           After Offering
      ------------------------                -----------           -----------------           --------------
Earnest Mathis, Jr.                             450,000                   33.3%                     24.3%
Van R. Perkins                                  900,000                   66.7%                     48.6%
Michael G. Carpenter (1)                        100,000                    6.9%                      5.1%
All officers and directors as a                1,450,000                   100%                     74.4%
  group (two persons)

(1)  Represents stock options to purchase 100,000 shares at $.25 per share.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of our two selling stockholders and the number of shares of our common stock beneficially owned by each as of January 31, 2001. Each selling stockholder is offering all shares owned by him. The two selling stockholders founded our company, acquired their shares following our incorporation in January 2001, and are our only officers and directors. The two selling stockholders may offer their shares from time to time. However, the selling stockholders may not offer their shares for sale until we close our offering of up to 500,000 shares and our common stock is listed for trading on the Electronic Bulletin Board or the Pink Sheets. Nevertheless, the selling stockholders are under no obligation to sell all or any portion of their shares either now or in the future. Since the selling stockholders may sell all or part of their shares, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

                                        Shares Beneficially Owned and Offered
            Name                                As of the Offering Date
     of Beneficial Owner                       Number              Percent
     -------------------                       ------              -------
     Earnest Mathis, Jr.                      450,000              33.3%
     Van R. Perkins                           900,000              66.6%

Information Regarding the Selling Stockholders.

     The shares of our common stock which the selling stockholders or their pledgees, donees, transferees or other successors in interest are offering for resale will be sold from time to time in one or more of the following transactions:

o    Block transactions;

o Transactions on the Bulletin Board or on such other market on which our common stock may from time to time be trading;

o    Privately negotiated transactions;

o    Through the writing of options on the shares;

o    Short sales; or

o    Any combination of these transactions.

The sale price to the public in these transactions may be:

o    The market price prevailing at the time of sale;

o    A price related to the prevailing market price;

o    Negotiated prices; or

o    Such other price as the selling stockholders determine from time to time.

     The selling stockholders may not offer their shares for sale until we close our offering of up to 500,000 shares and then not until our common stock is listed for trading on the Bulletin Board or the Pink Sheets.

     In the event that we permit or cause this prospectus to lapse, the selling stockholders may sell all of their shares of our common stock pursuant to Rule 144 under the Securities Act of 1933 commencing in January 2002. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

     Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling shareholder. These regulations may affect the marketability of these shares of our common stock.

     We will pay substantially all of the expenses incident to the registration and offering of our common stock including the common stock held by our selling stockholders, other than commissions or discounts of underwriters, broker-dealers or agents.

                              PLAN OF DISTRIBUTION

     We are offering a minimum of 150,000 shares and a maximum of 500,000 shares on a best-efforts basis directly to the public through our officers and directors, who will not receive any compensation for assisting us with the offering. Our two officers and directors may purchase up to 15,000 shares in the offering.

     We intend to apply to list our common stock on the Electronic Bulletin Board. Unless and until the common stock is accepted for listing, on the Electronic Bulletin Board or another exchange, no public market will develop for the resale of the securities.

     Prior to this offering, there has been no market for our securities. Accordingly, the public offering price for the shares was determined solely by us. Among the factors we considered in determining the public offering price were our record of operations, our current financial condition, our future prospects, the background of our management, and the general condition of the equity securities market.

Method of Subscribing.

     Persons may subscribe by completing and returning our subscription agreement. The offering price of $1.00 per share must accompany the subscription agreement. All checks must be made payable to "Key Bank - Instanet, Inc. Escrow Account." All checks will be transmitted to the escrow account by noon of the next business day following receipt. The minimum purchase is 250 shares for $250. Certificates for the shares subscribed will be issued within three business days following the closing of the offering.

Selling Period.

     The selling period of the offering will terminate 90 days from the date of this prospectus unless extended for up to an additional 60 days.

Minimum-Maximum and Escrow.

     Until the minimum 150,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Key Bank, Denver, Colorado and such funds will only be invested in investments permissible under SEC Rule 15c2-4. In the event that 150,000 shares are not sold during the 90-day selling period commencing on the date of this prospectus, or during the 60 day extension, all funds will be promptly returned to investors without deduction or interest. If 150,000 shares are sold, we may either continue the offering for the remainder of the selling period or close the offering at any time.

Right to Reject.

     We reserve the right to reject any subscription, and to withdraw the offering at any time prior to acceptance of the subscriptions received, if acceptance of a subscription would result in the violation of any laws to which we are subject.

                  RELATED PARTY AND OTHER MATERIAL TRANSACTIONS

     Mr. Mathis or entities controlled by him, along with Mr. Perkins, purchased $125,000 and $225,000, respectively of debt securities of KeyCom as part of a private placement of these securities to a number of accredited investors. The securities are repayable only out of transaction fees charged by KeyCom for its funds transfers and included stock options to purchase shares of common stock of KeyCom. Neither Mr. Perkins nor Mr. Mathis are officers, directors or principal stockholders of KeyCom.


                          DESCRIPTION OF CAPITAL STOCK

General.

     We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share.

Common Stock.

     At January 31, 2001, we had 1,350,000 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

     Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock.

     Shares of preferred stock may be issued from time to time in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of Preferred Stock outstanding.

Dividends.

     We do not intend to pay dividends on our capital stock in the foreseeable future.


Transfer Agent.

     Corporate Stock Transfer, Inc., Denver, Colorado is our transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, we will have 1,850,000 shares outstanding, all of which have been registered by this prospectus. Our outstanding shares are comprised of 500,000 shares offered by us and up to 1,350,000 shares offered by our two selling stockholders. In addition, our selling stockholders, commencing January 2002, may sell their shares under Rule 144 of the Securities Act.

     In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

o    1% of the then outstanding shares of our common stock; or

o The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     Future sales of common stock by our selling stockholders either under this prospectus or under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our selling stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by selling stockholders could adversely affect prevailing market prices.

                                     EXPERTS

     Our financial statements included in this prospectus as of and for the period ended January 31, 2001, have been included in reliance on the reports of Ehrhardt Keefe Steiner & Hottman, PC, independent certified public accountants, given on the authority of this firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of our common stock offered hereby will be passed upon for us by the Law Office of Gary A. Agron, Greenwood Village, Colorado.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to our company, and the common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. Following the effective date of the prospectus, we will be required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048, after payment of fees prescribed by the Securities and Exchange Commission. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

                                 INSTANET, INC.
                          (a Development Stage Company)

                            Financial Statements and
                          Independent Auditors' Report

                 For the period from January 9, 2001 (Inception)
                            through January 31, 2001

                                 INSTANET, INC.
                          (a Development Stage Company)


                                Table of Contents
                                -----------------




                                                                       Page
                                                                       ----

Independent Auditors' Report...........................................F - 2

Financial Statements

     Balance Sheet.....................................................F - 3

     Statement of Operations...........................................F - 4

     Statement of Stockholders' Equity.................................F - 5

     Statement of Cash Flows...........................................F - 6

Notes to Financial Statements..........................................F - 7

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Stockholders
Instanet, Inc.
Littleton, Colorado

We have audited the accompanying balance sheet of Instanet, Inc. (a Development Stage Company) as of January 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from January 9, 2001 (Inception) through January 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Instanet, Inc. as of January 31, 2001, and the results of its operations and its cash flows for the period from January 9, 2001 (Inception) though January 31, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company is in the development stage and has not completed its capital raising activities to fund substantial initial operations. This condition raises substantial doubt about the Company's ability as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.



                                            Ehrhardt Keefe Steiner & Hottman PC

February 9, 2001
Denver, Colorado

                                 INSTANET, INC.
                          (a Development Stage Company)

                                  Balance Sheet
                                January 31, 2001


                                     Assets
Current assets
   Cash                                                                  $ 3,334
                                                                         -------
     Total current assets                                                  3,334

Other assets
   Prepaid legal fees                                                     26,666
                                                                         -------

Total assets                                                             $30,000
                                                                         =======


                      Liabilities and Stockholders' Equity


Total liabilities                                                        $  --
                                                                         -------

Stockholders' equity
   Preferred stock, authorized 5,000,000 shares,
    $.001 par value; none issued or outstanding                          $  --
   Common stock, authorized 50,000,000 shares,
    $.001 par value; 1,350,000 shares
    issued and outstanding                                                 1,350
   Additional paid-in capital                                             28,650
                                                                         -------
     Total stockholders' equity                                           30,000
                                                                         -------

Total liabilities and stockholders' equity                               $30,000
                                                                         =======

                       See notes to financial statements.

                                 INSTANET, INC.
                         (a Development Stage Company)


                             Statement of Operations
      The Period from January 9, 2001 (Inception) through January 31, 2001





Revenues                                                              $     --

Expenses                                                                    --
                                                                      ----------

Net Income                                                            $     --
                                                                      ==========

Earnings per share                                                    $     --
                                                                      ==========

Weighted average shares outstanding                                    1,350,000
                                                                      ==========


                       See notes to financial statements.



                                               INSTANET, INC.
                                        (a Development Stage Company)

                                     Statement of Stockholders' Equity
                   The Period from January 9, 2001 (Inception) through January 31, 2001




                                              Common Stock                   Additional           Total
                                     ----------------------------------       Paid-In          Stockholders'
                                       Shares             Amount              Capital             Equity
                                     ---------           ---------           ---------         ------------

Balance, January 9, 2001                 --                  --                  --                  --

Issuance of stock for cash           1,350,000           $   1,350           $  28,650           $  30,000
                                     ---------           ---------           ---------           ---------

Balance, January 31, 2001            1,350,000           $   1,350           $  28,650           $  30,000
                                     =========           =========           =========           =========


                                            See notes to financial statements.

                                 INSTANET, INC.
                         (a Development Stage Company)


                             Statement of Cash Flows
      The Period from January 9, 2001 (Inception) through January 31, 2001





Cash flows from financing activities
   Prepaid legal fees                                                  $(26,666)
   Proceeds from issuance of common stock                                30,000
                                                                       --------
         Net cash provided by financing activities                        3,334
                                                                       --------


Net increase in cash                                                      3,334

Cash, beginning of period                                                  --
                                                                       --------

Cash, end of period                                                    $  3,334
                                                                       ========



                       See notes to financial statements.

                                 INSTANET, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 1 - Organization and Summary of Significant Accounting Policies
--------------------------------------------------------------------

Instanet, Inc. (the "Company"), Nevada corporation, was incorporated in January 2001. The Company is organized for the purpose of providing market extensions, including on the internet, for an electronic cash transmission system developed and owned by an outside company.

The Company is a development stage company that has not had any revenue from operations since inception. The Company is in the process of obtaining additional equity from a public offering. There is no assurance that the Company will generate revenue or earn profit in the future.

Revenue Recognition
-------------------

The Company will recognize revenues as services are performed.

Income Taxes
------------

Deferred income taxes result from temporary differences. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. As the Company had no operations for the period, there are no differences in the book and tax basis of its assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 INSTANET, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 1 - Organization and Summary of Significant Accounting Policies (continued)
--------------------------------------------------------------------------------

Recently Issued Accounting Pronouncements
-----------------------------------------

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin ("SAB") 101, which will become effective for financial statements with periods ending after December 15, 2000. SAB 101 provides guidance on applying generally accepted accounting principles to selected revenue recognition issues. Management believes that the Company's revenue recognition policies are in accordance with SAB 101.


Note 2 - Related Party Transactions
-----------------------------------

The corporate offices of the Company are located at the corporate offices of the president of the Company. No rent has been charged, but there can be no assurance that rent will not be charged in the future. The value of the rent received is immaterial to the financial statements as a whole.


Note 3 - Subsequent Event
-------------------------

Master Agency Agreement
-----------------------

In February 2001 the Company entered into a Master Agency Agreement with Key Com, Inc. ("KeyCom") which developed, and now operates under the trade name XTRAN, an electronic system for transferring funds from one location to another. Currently, XTRAN initiates funds transfer from approximately 200 remittance locations in New York and Florida and electronically transfers the funds to any of the 2,100 payout locations in Jamaica, Mexico and Central America.

Under the Master Agency Agreement with KeyCom, the Company obtained the exclusive right to originate funds transfers from the Company's Web site to any payout location, which accepts XTRAN funds transfers. Currently XTRAN has payout locations in Jamaica, Mexico and Central America. Under the agreement the Company will receive a fee of 15% of the fee charged the customer by XTRAN to complete the funds transfer.

The Master Agency Agreement also entitles the Company to obtain on a non-exclusive basis remittance locations for XTRAN anywhere in the world on a non-exclusive basis. In such event, the Company is entitled to 9% of the fee charged by XTRAN for payouts outside the U.S. and 5% of XTRAN's fee for payouts within the U.S. The Company is also entitled to a fixed fee of $225 for each remittance location established on behalf of XTRAN, and a $3,000 monthly fee, cancelable by KeyCom on 30 days notice, to assist KeyCom in developing new Florida remittance locations.

                                 INSTANET, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements


Note 3 - Subsequent Event (continued)
-------------------------------------

Stock Option Plan (Unaudited)
-----------------------------

In February 2001, our stockholders adopted the 2001 Stock Option Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase up to an aggregate of 250,000 shares of common stock, consisting of both incentive stock options and non-qualified options. For options granted to an employee owning shares of common stock possessing more than 10% of the total combined voting power of all classes of the Company's common stock, the option price shall not be less than 110% of the fair market value of the common stock, on the date of grant. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five-year terms. The Company has granted 100,000 options under the Plan to one of our executive officers, and 25,000 options to an employee, exercisable at $.25 per share.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Registrant's Articles of Incorporation provide as follows:

     "(2) Indemnification. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity or employee benefit plan as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. (1)

         SEC Registration Statement                            $       491
         Blue Sky Filing Fees                                  $     4,000
         Blue Sky Legal Fees                                   $     4,000
         Printing Expenses                                     $    10,000
         Legal Fees                                            $    80,000
         Accounting Fees                                       $     5,000
         Transfer Agent Fees                                   $     1,000
         Miscellaneous Expenses                                $     5,509
                                                               -----------
         Total                                                 $   110,000
                                                               ===========

(1) All expenses, except the SEC registration fee and NASD filing fee, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The Registrant was organized in January 2001, and at that time, sold 450,000 shares to Earnest Mathis, Jr., or entities controlled by Earnest Mathis, Jr., for $10,000 ($.022 per share) and 900,000 shares to Van R. Perkins for $20,000 ($.022 per share). There have been no other sales of the Registrant's common stock. In February 2001, the Registrant issued 100,000 stock options to Michael G. Carpenter, an executive officer, and 25,000 stock options to Russell Pollock, an employee, under the Registrant's 2001 Stock Option Plan, exercisable at $.25 per share.

     With respect to the above securities issuances, the Registrant relied on
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder. No advertising or general solicitation was employed in offering the securities. The securities were issued to two persons, both of whom were officers and directors of the Registrant. Both persons were accredited investors who acquired the securities for investment and not with a view toward distribution or resale. All common stock issued contained a restrictive legend prohibiting transfer of the shares except in accordance with federal securities laws.

ITEM 27. EXHIBIT INDEX.

      Exhibit No.                Title
      -----------                -----

         3.01     Articles of Incorporation of the Registrant
         3.02     Bylaws of the Registrant
         5.01     Opinion of Gary A. Agron regarding legality
         10.01    Master Agency Agreement with Key Com, Inc.
         10.02    Stock Option Plan
         10.03    Escrow Agreement
         23.01    Consent of  Gary A. Agron (see 5.01 above)
         23.02    Consent of  Ehrhardt Keefe Steiner & Hottman, PC

ITEM 28. UNDERTAKINGS.

     The Registrant hereby undertakes:

     (a) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

     (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (e) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (g) To remove from registration by means of a post-effective amendment all of the securities if the minimum 150,000 shares are not all sold at the termination of this Offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on February 26, 2001.

                                INSTANET, INC.


                                By:  /s/  Earnest Mathis, Jr.
                                    --------------------------------------------
                                    Earnest Mathis, Jr., Chief Executive Officer

     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons on the dates indicated.

        Signature                        Title                                       Date
        ---------                        -----                                        ----

/s/ Earnest Mathis, Jr.        Chief Executive Officer, Chief Financial        February 26, 2001
--------------------------     Officer (Principal Accounting Officer)
Earnest Mathis, Jr.            and Director


/s/ Van R. Perkins             Vice President, Secretary and Director          February 26, 2001
--------------------------
Van R. Perkins


                                  EXHIBIT INDEX


       Exhibit No.                Title
       -----------                -----

         3.01     Articles of Incorporation of the Registrant
         3.02     Bylaws of the Registrant
         5.01     Opinion of Gary A. Agron regarding legality
         10.01    Master Agency Agreement with Key Com, Inc.
         10.02    Stock Option Plan
         10.03    Escrow Agreement
         23.01    Consent of  Gary A. Agron (see 5.01 above)
         23.02    Consent of  Ehrhardt Keefe Steiner & Hottman, PC